Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69086, 333-128433, 333-124081 and 333-32299) of Hancock Fabrics, Inc. of our report dated April 15, 2008 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BURR, PILGER & MAYER LLP San Francisco, California April 17, 2008